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                                                                    EXHIBIT 4.30

                                                               EXECUTION VERSION

                                 AMENDMENT No. 4
                                       TO
                      LEASE RECEIVABLES TRANSFER AGREEMENT


     This Amendment NO. 4 to LEASE RECEIVABLES TRANSFER AGREEMENT (this "Amendment") is entered into as of February 21, 2002 by and among STEELCASE FINANCIAL SERVICES INC., a Michigan corporation (the "Transferor"), as transferor and initial servicer, CORPORATE ASSET FUNDING COMPANY, INC., a Delaware corporation (the "Conduit Transferee"), as conduit transferee, CITIBANK N.A. (the "Committed Transferee") as committed transferee, and CITICORP NORTH AMERICA, INC., a Delaware corporation (the "Agent"), as agent, and is made with reference to that certain Lease Receivables Transfer Agreement dated as of October 20, 1999 (as amended prior to the date hereof, the "Transfer Agreement") among the Transferor, the Conduit Transferee, the Committed Transferee and the Agent. Capitalized terms used, but not otherwise defined herein, shall have the respective meanings ascribed to such terms in the Transfer Agreement.

     WHEREAS, as of the last day of the Collection Period that occurred in each of October, November and December 2001 and January 2002, the Adjusted Loss Ratio exceeded 1.50% (each of such occurrences being a "Breach");

     WHEREAS, the Transferor has requested the Agent and the Required Transferees, and the Agent and the Required Transferees have agreed, to waive the Events of Termination that resulted from each Breach;

     WHEREAS, to permit the anticipated performance of the portfolio to be realigned so as to comply with the requirements of the Transfer Agreement, the parties hereto desire to amend the Transfer Agreement to make the maximum Adjusted Loss Ratio requirement less restrictive for the Collection Periods scheduled to end during the period from the date hereof through May 31, 2002;

     WHEREAS, the Transferor also has requested the Agent and the Required Transferees, and the Agent and the Required Transferees have agreed, to amend the Transfer Agreement to reduce the aggregate notional amount of the Interest Rate Hedges that Transferor is required to maintain;

     NOW, THEREFORE, in consideration of the premises and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the parties agree as follows:

Section 1. Waiver. The Agent, the Conduit Transferee and the Committed
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Transferee hereby waive each of the Events of Termination that resulted from the
Adjusted Loss Ratio exceeding 1.50% as of the last day of the Collection Periods occurring in October, November and December 2001 and January 2002.

Section 2. Amendments to Transfer Agreement. The Transfer Agreement is hereby
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amended as follows:


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(a)  Clause (i) of the definition of "Adjusted Loss Ratio" in Section 1.01 is hereby deleted in its entirety and replaced with the following new clause
     (i):

          "(i) the highest Loss Ratio for any Collection Period during the immediately preceding 12 Collection Periods and"

(b) Section 2.02(a) is hereby amended to delete the reference to "clause (vi) of Section 2.04(b)" contained in the second to last sentence thereof and to substitute a reference to "clause (vii) of Section 2.04(b)" therefor.

(c) Clause (ii) of Section 5.01 (g) is hereby amended in its entirety to read as follows:

                  "(ii) with an aggregate notional amount, at any time, not less than 95% of the then Aggregate Advances and not greater than 105% of the then Aggregate Advances, and"

(d) Clause (3) of Section 7.01(f) is hereby amended in its entirety to read as follows:

                  "(3) in respect of any Collection Period ending on or prior to April 30, 2002, the Adjusted Loss Ratio shall exceed 2.0%, in respect of the Collection Period ending in May 2002, the Adjusted Loss Ratio shall exceed 1.75% and in respect of any Collection Period ending thereafter, the Adjusted Loss Ratio shall exceed 1.50% or"

(e) Section 10.01 is hereby amended to delete the word "or" appearing immediately prior to clause (F) thereof and to substitute a comma therefor and to add the following immediately after such clause (F):

                  "(G) amend or modify the definition of "Eligible Receivable," "Funding Base" or "Overconcentration Amount,"
                  (H) amend Section 2.10 or (I) amend or modify the levels or the calculation of the portfolio tests set forth in Section 7.01(f)."

Section 3. Effectiveness. This Amendment shall become effective and be deemed
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effective as of the date first above written upon (i) its execution and delivery by the Transferor, the Required Transferees and the Agent and (ii) payment by the Transferor to the Agent of an amendment fee in such amount as may be agreed by the Transferor and the Agent.

Section 4. Representations. Each party hereto represents to the other that: (i)
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it has the power and authority to enter into this Amendment; (ii) the execution and delivery of this Amendment have been duly authorized by all necessary action; (iii) this Amendment has been duly executed and delivered on its behalf and (iv) this Amendment and the Facility Documents, as amended hereby, constitute its legal, valid and binding obligation enforceable against it in accordance with their respective terms subject to the Enforceability Exceptions.

Section 5. Ratification. Except as specifically amended or cancelled hereby,
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each of the Facility Documents shall remain unchanged and continue in full force and effect and each of the parties hereto hereby ratifies and confirms the Facility Documents. After the effectiveness of this Amendment, any reference to the Transfer Agreement in any Facility Document shall be to the Transfer Agreement, as amended hereby.


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Section 6. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN
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ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF
THE GENERAL OBLIGATIONS LAW BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF LAW PRINCIPLES).

Section 7. Costs and Expenses. The Transferor agrees to pay on demand all
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reasonable costs and expenses of the Transferees and the Agent in connection with the preparation of this Amendment.

Section 8. Counterparts. This Amendment may be executed in any number of
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counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.

     IN WITNESS WHEREOF, the parties have caused this Amendment No. 4 to be executed by their respective officers thereunto duly authorized, as of the date first above written.

STEELCASE FINANCIAL                           CITICORP NORTH AMERICA,
SERVICES INC., as Transferor                  INC., as Agent
and initial Servicer

By: /s/ Thomas P. Sullivan                    By: /s/ David J. Donofrio
   ------------------------                      ------------------------------
     Name: Thomas P. Sullivan                      Name: David J. Donofrio
     Title: V.P. & C.F.O.                          Title: Vice President

                                              CORPORATE ASSET FUNDING COMPANY,
                                              INC., as Conduit
                                              Transferee

                                              By: /s/ David J. Donofrio
                                                 ------------------------------
                                                   Name: David J. Donofrio
                                                   Title: Vice President



                                              CITIBANK, N.A., as Committed
                                              Transferee

                                              By: /s/ David J. Donofrio
                                                 ------------------------------
                                                   Name: David J. Donofrio
                                                   Title: Attorney-In-Fact